UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2012

GUWENHUA INTERNATIONAL COMPANY
(Exact name of registrant as specified in its charter)

000-54275
(Commission File No.)

Nevada (State or other jurisdiction of incorporation)	27-3924073 (I.R.S. Employer Identification No.)

D2-6F #219 Minquan Road, New Taipei, Dan-Shu District #25159, Taipei, Taiwan
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (626) 581-3335

SMSA Kerrville Acquisition Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Guwenhua International Company

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2012, our company filed a Certificate of Amendment (the "Amendment") to its Articles of Incorporation (the "Articles of Incorporation") with the Secretary of State of the State of Nevada.  The Amendment amended the Company's Articles of Incorporation to: (1) increase its authorized shares of common stock to 750,000,000 shares (the "Capital Expansion"); and (2) to change the name of the Company from SMSA Kerrville Acquisition Corp. to Guwenhua International Company (the "Name Change"). The Capital Expansion and the Name Change were approved by the Company's shareholders at a special meeting held on October 11, 2012.

On March 8, 2013, the Financial Industry Regulatory Authority approved the Name Change, effective at 7:00 a.m., Eastern Daylight Time on March 11, 2013.

A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	4.1	Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: March 18, 2013	GUWENHUA INTERNATIONAL COMPANY

By: /s/ JONATHAN CHEN
Jonathan Chen
President